Exhibit 1.1

AGREE REALTY CORPORATION

1,300,000 Shares of Common Stock

(Par Value $0.0001 Per Share)

UNDERWRITING AGREEMENT

April 13, 2010

RAYMOND JAMES & ASSOCIATES, INC.
880 Carillon Parkway
St. Petersburg, FL  33716

Ladies and Gentlemen:

Agree Realty Corporation, a Maryland corporation (the “Company”) and the sole general partner of Agree Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), proposes to issue and sell to you, as the sole Underwriter (the “Underwriter”), 1,300,000 shares (the “Firm Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”).  The Company also proposes to grant to the Underwriter an option to purchase up to an additional 195,000 shares of Common Stock solely to cover over-allotments (the “Option Shares”; the Option Shares, together with the Firm Shares, hereinafter called the “Shares”).

The Company and the Operating Partnership wish to confirm as follows their agreement with you in connection with the purchase of the Shares by the Underwriter.

1.           Registration Statement and Prospectus.  The Company has prepared and filed on August 24, 2009 with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a shelf registration statement on Form S-3 (file number 333-161520) under the Act, as amended on November 13, 2009 (“Registration Statement 333-161520”), which registration statement included a prospectus dated November 13, 2009 (the “Basic Prospectus”), relating to the issuance of up to $125,000,000 shares of Common Stock, shares of Preferred Stock, Depositary Shares, Warrants and Preferred Stock Purchase Rights in unallocated amounts.  As of the date hereof, no securities have been sold off of Registration Statement 333-161520.  The Company has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a supplement to the prospectus included in such registration statement (the “Prospectus Supplement”) specifically relating to the Shares and the plan of distribution thereof pursuant to Rule 424.  Registration Statement 333-161520, including any amendments thereto filed prior to the Execution Time (as defined below), was declared effective on November 16, 2009.  Except where the context otherwise requires, Registration Statement 333-161520, on each date and time that such registration statement and any post-effective amendment or amendments thereto became or becomes effective (each, an “Effective Date”), including all documents filed as part thereof and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement, collectively, are herein called the “Registration Statement,” and the Basic Prospectus, as supplemented by the final Prospectus Supplement, in the form first used by the Company in connection with confirmation of sales of the Shares, is herein called the “Prospectus”; and the term “Preliminary Prospectus” means any preliminary form of the Prospectus Supplement.  The Basic Prospectus together with the Preliminary Prospectus, as amended or supplemented, immediately prior to the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”) is hereafter called the “Pricing Prospectus,” and any “issuer free writing prospectus” (as defined in Rule 433) relating to the Shares is hereafter called an “Issuer Free Writing Prospectus.”  The Pricing Prospectus, as supplemented by the Issuer Free Writing Prospectuses, if any, listed in Schedule II hereto or that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package (as defined below), if any, and a schedule indicating the number of Shares being sold and the price at which the Shares will be sold to the public, attached hereto as Exhibit A taken together, are hereafter collectively called the “Disclosure Package.” Any reference in this Agreement to the Registration Statement, the Disclosure Package, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act (the “Incorporated Documents”), as of each Effective Date or the Execution Time or the date of the Prospectus, as the case may be (it being understood that the several specific references in this Agreement to documents incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus are for clarifying purposes only and are not meant to limit the inclusiveness of any other definition herein).  For purposes of this Agreement, all references to the Registration Statement, the Disclosure Package or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “stated” or “described” in the Registration Statement, the Disclosure Package or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus shall be deemed to include the filing after the Execution Time of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus, as the case may be.

2.           Agreement to Sell and Purchase.

(a)           The Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to the Underwriter and, upon the basis of the representations, warranties and agreements of the Company and the Operating Partnership herein contained and subject to all the terms and conditions set forth herein, the Underwriter agrees to purchase from the Company, at a purchase price of $20.90 per Share, the Firm Shares set forth opposite its name on Schedule I to this Agreement.

(b)           Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the Underwriter to purchase up to the number of Option Shares set forth in Schedule I hereto at the same purchase price set forth in Section 2(a), less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares.  Said option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriter.  Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written, electronic or telegraphic notice by the Underwriter to the Company setting forth the number of Option Shares as to which the Underwriter is exercising the option and the settlement date (each, an “Option Closing Date”).  Each purchase date must be at least one (1) Business Day after the written notice is given and may not be earlier than the Closing Date for the Firm Shares nor later than ten (10) Business Days after the date of such notice.

3.           Offering by Underwriter.  It is understood that the Underwriter proposes to offer the Shares for sale to the public as soon after this Agreement has become effective as in their judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

The Underwriter represents and agrees that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405, a “Free Writing Prospectus”) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than the free writing prospectus, if any, containing the information contained in the final term sheet prepared and filed pursuant to Section 5(t) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of any Free Writing Prospectuses listed in Schedule II hereto and any electronic road show.

4.           Delivery of the Shares and Payment Therefor.  Delivery of and payment for the Shares shall be made at 10:00 a.m., New York City time, on April 16, 2010, or at such time on such later date not more than three (3) Business Days after the foregoing date as the Underwriter shall designate, which date and time may be postponed by mutual written agreement of the Underwriter and the Company (such date and time of delivery and payment for the Shares being herein called the “Closing Date”) or on the applicable Option Closing Date (or at such other time on the same or on such other date, in any event not later than the third Business Day thereafter, as the Underwriter and the Company may agree in writing).  Delivery of the Shares shall be made against payment by the Underwriter of the purchase price thereof, to or upon the order of the Company by wire transfer payable in immediately available funds to an account specified by the Company.  The Shares will be delivered to the Underwriter through the facilities of The Depository Trust Company (“DTC”), and the Company will make electronic transfer of the Shares in such names and denominations as the Underwriter requests.

5.           Agreements of the Company.  The Company agrees with the Underwriter as follows:

(a)           If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will use its best efforts to cause such post-effective amendment to become effective as soon as possible and will advise the Underwriter promptly and, if requested by the Underwriter, will confirm such advice in writing, immediately after such post-effective amendment has become effective.

(b)           If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would (x) include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading or (y) conflict with the information contained in the Registration Statement, the Company will (i) notify promptly the Underwriter so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement, omission or conflicting information; and (iii) supply any amendment or supplement to the Underwriter in such quantities as may be reasonably requested.

(c)           The Company will advise the Underwriter promptly and, if requested by the Underwriter, will confirm such advice in writing:  (i) of any review, issuance of comments or request by the Commission or its staff on or for an amendment of or a supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information regarding the Company, its affiliates or its filings with the Commission, whether or not such filings are incorporated by reference into the Registration Statement, any Preliminary Prospectus or the Prospectus; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose or any examination pursuant to Section 8(e) of the Act relating to the Registration Statement or Section 8A of the Act in connection with the offering of the Shares; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose; and (iv) within the period of time referred to in the first sentence in subsection (f) below, of any change in the Company’s condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which results in any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) being untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law.  If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

(d)           On request, the Company will furnish to the Underwriter and counsel to the Underwriter, without charge:  (i) one (1) signed copy of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the Registration Statement; (ii) such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto, but without exhibits, as the Underwriter may request; (iii) such number of copies of the Incorporated Documents, without exhibits, as the Underwriter may request; and (iv) one (1) copy of the exhibits to the Incorporated Documents.

(e)           The Company will not file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus or, prior to the end of the period of time referred to in the first sentence in subsection (f) below, file any document which upon filing becomes an Incorporated Document, of which the Underwriter shall not previously have been advised or to which, after the Underwriter shall have received a copy of the document proposed to be filed, the Underwriter shall reasonably object; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Company will give the Underwriter notice of its intention to make any other filing pursuant to the Exchange Act from the Execution Time to the Closing Time and will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing.

(f)           After the execution and delivery of this Agreement and thereafter from time to time for such period as in the opinion of counsel for the Underwriter a prospectus is required by the Act to be delivered (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales by the Underwriter or any dealer (including circumstances where such requirement may be satisfied pursuant to Rule 172), the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and the Company will expeditiously deliver to the Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto), any Preliminary Prospectus and any Issuer Free Writing Prospectus as the Underwriter may request.  The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or blue sky laws of the jurisdictions in which the Shares are offered by the Underwriter and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales by the Underwriter or any dealers.  If during such period of time:  (i) any event shall occur as a result of which, in the judgment of the Company, or in the opinion of counsel for the Underwriter, the Prospectus as supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading; or (ii) if it is necessary to supplement the Prospectus or amend the Registration Statement (or to file under the Exchange Act any document which, upon filing, becomes an Incorporated Document) in order to comply with the Act, the Exchange Act or any other law, the Company will promptly notify the Underwriter of such event and forthwith prepare and, subject to the provisions of paragraph (e) above, file with the Commission an appropriate supplement or amendment thereto (or to such document), and will expeditiously furnish to the Underwriter and dealers a reasonable number of copies thereof.  In the event that the Company and the Underwriter agree that the Prospectus should be amended or supplemented, the Company, if requested by the Underwriter, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

(g)           The Company will:  (i) cooperate with the Underwriter and its counsel in connection with the registration or qualification of the Shares for offering and sale by the Underwriter and by dealers under the securities or blue sky laws of such jurisdictions as the Underwriter may designate; (ii) maintain such qualifications in effect so long as required for the distribution of the Shares; and (iii) file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(h)           The Company agrees that, unless it has or shall have obtained the prior written consent of the Underwriter, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than the Free Writing Prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(t) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses listed in Schedule II hereto and any electronic road show.  Any such free writing prospectus consented to by the Underwriter or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i)           The Company will make generally available to its security holders and to the Underwriter a consolidated earnings statement, which need not be audited, covering a 12-month period commencing after the effective date of this Agreement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(j)           During the period commencing on the date hereof and ending on the date occurring three (3) years hereafter, the Company will furnish to the Underwriter:  (i) as soon as available, if requested, a copy of each report of the Company mailed to stockholders or filed with the Commission that is not publicly available on EDGAR or the Company’s website; and (ii) from time to time such other information concerning the Company as the Underwriter may reasonably request.

(k)           If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof, or if this Agreement shall be terminated by the Underwriter because of any inability, failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company shall reimburse the Underwriter for reasonable out-of-pocket expenses (including the reasonable fees and expenses of counsel for the Underwriter) incurred by the Underwriter in connection herewith.

(l)           The Company will apply the net proceeds from the sale of the Shares substantially in accordance with the description set forth in the Prospectus.

(m)          If Rule 430A, 430B or 430C of the Act is employed, the Company will timely file the Prospectus pursuant to Rule 424(b) under the Act and will advise the Underwriter of the time and manner of such filing.

(n)           The Company has not taken, nor will it take, directly or indirectly, any action designed to, or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(o)           The Company will comply and will use commercially reasonable efforts, consistent with its leases, to cause its tenants to comply in all material respects with all applicable Environmental Laws (as hereinafter defined).

(p)           The Company will use its best efforts to continue to qualify as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), so long as its Board of Directors deems it in the best interest of the Company’s stockholders to remain so qualified.

(q)           The Company will use all reasonable best efforts to do or perform all things required to be done or performed by the Company prior to the Closing Date to satisfy all conditions precedent to the delivery of the Shares pursuant to this Agreement.

(r)           The Company will not, without the prior written consent of the Underwriter, offer, sell, contract to sell, pledge or otherwise dispose of or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or the Operating Partnership, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position  (within the meaning of Section 16 of the Exchange Act), any shares of Common Stock (excluding the Shares) or any securities convertible into or exercisable or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, until ninety (90) days from the date of the Prospectus; provided, however, that the Company may issue and sell Common Stock, or any securities convertible into or exchangeable for shares of Common Stock, (i) pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding at the Execution Time, (ii) grant employees stock options and restricted shares pursuant to the terms of any equity  incentive plan in effect at the Execution Time, (iii) in connection with the acquisition of properties or in connection with joint ventures or similar arrangements, so long as the recipients agree in writing not to sell or transfer the Common Stock or such securities for a period of ninety (90) days from the date of the Prospectus without the prior written consent of the Underwriter and (iv) pursuant to the dividend reinvestment and stock purchase plan of the Company in effect at the Execution Time.

(s)           The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and will use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(t)           Unless requested otherwise by the Underwriter, the Company will prepare a final term sheet, containing solely a description of final terms of the Shares and the offering thereof, in the form and substance approved by the Underwriter and attached as Schedule II hereto and will file such final term sheet with the Commission as soon as practical after the Execution Time.  The Company will file any other Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act within the time period required by such rule.  The Company will retain, pursuant to reasonable procedures developed in good faith, copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433(g) under the Securities Act.

(u)           The Company will use best efforts to complete all required filings with the New York Stock Exchange and other necessary actions in order to cause the Shares to be listed and admitted and authorized for trading on the New York Stock Exchange, subject solely to notice of issuance.

6.           Representations and Warranties of the Company and Operating Partnership.  The Company and Operating Partnership, jointly and severally, represent, warrant and covenant to the Underwriter as follows:

(a)           The Basic Prospectus and each Preliminary Prospectus, if any, included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act.

(b)           The Company and the transactions contemplated by this Agreement meet all of the requirements for using Form S-3 under the Act pursuant to the standards for such form in effect currently and immediately prior to October 21, 1992.  The Registration Statement, including any amendments thereto filed prior to the Execution Time, was declared effective on November 16, 2009.  No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings or examination under Section 8(d) or 8(e) of the Act are pending before or, to the Company’s knowledge, threatened by the Commission.  The Company is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Shares.  The Registration Statement meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all other material respects with such Rule.  The Registration Statement, in the form in which it was declared effective, and also in such form as it may be when any post-effective amendment thereto shall become effective, and the Preliminary Prospectus and the Prospectus and any supplement or amendment thereto, each when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and the Exchange Act.  The Company has not received from the Commission any notice objecting to the use of the shelf registration statement form.  On each Effective Date and at the Execution Time, the Registration Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.  On the date of any filing pursuant to Rule 424(b) and on the Closing Date and each Option Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representation and warranty contained in this Section 6(b) does not apply to statements in or omissions from the Registration Statement, the Disclosure Package or the Prospectus made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by or on behalf of the Underwriter expressly for use therein.

(c)           (i) The Disclosure Package, and (ii) each electronic road show, if any, when taken together as a whole with the Disclosure Package, did not at the Execution Time, and will not on the Closing Date and each Option Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by or on behalf of the Underwriter expressly for use therein.

(d)            (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e)           Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 5(t) hereof does not include any information that conflicts with the information contained in the Registration Statement, including any Incorporated Document and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 12 hereof.

(f)           The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.  No such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(g)           The Shares have been duly and validly authorized and conform in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus and, when issued and delivered pursuant to this Agreement, will be fully paid and non-assessable free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the articles of incorporation, by-laws or other organizational documents of the Company or under any agreement to which the Company or any one of its subsidiaries is a party; no person has a right of participation or first refusal with respect to the sale of the Shares by the Company.  The form of certificate for the Shares will be in valid and sufficient form in compliance with Maryland law and the New York Stock Exchange requirements.

(h)           Immediately following the Closing Date, 9,559,264 shares of Common Stock of the Company will be issued and outstanding (excluding any Option Shares); all of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable and are free of any preemptive or similar rights.  Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), there are no outstanding (i) securities or obligations of the Company or any of its subsidiaries convertible into or exchangeable for any equity interests of the Company or any such subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such subsidiary any such equity interests or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company or any such subsidiary to issue any equity interests, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options.  Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), there are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Act (other than those that have been waived).

(i)           Each of the Company, the Operating Partnership and each of their subsidiaries is a corporation, limited liability company, limited partnership or trust, as applicable, duly organized, validly existing and in good standing under the laws of the state of its formation, as set forth on Schedule III hereto, with full corporate, limited liability company, partnership or trust power, as applicable, and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, and each is duly registered and qualified to conduct its business, and is in good standing, in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), prospects, earnings, business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(j)           None of the Company, the Operating Partnership or any of its subsidiaries does any business in Cuba.

(k)           Other than as set forth on Schedule III hereto, the Company has no subsidiary or subsidiaries and does not control, directly or indirectly, any corporation, partnership, joint venture, association or other business association.  The issued shares of capital stock of each of the Company’s subsidiaries (including the Operating Partnership) have been duly authorized and validly issued, are fully paid and non-assessable and are owned legally and beneficially by the Company free and clear of any security interests, liens, encumbrances, equities or claims, except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package.

(l)           There are no legal or governmental actions, suits or proceedings pending or, to the knowledge of the Company, threatened, against the Company, the Operating Partnership or any of their subsidiaries, or to which the Company, the Operating Partnership or any properties of the Company, the Operating Partnership or any of their subsidiaries is subject, that (A) are required to be described in the Registration Statement or the Prospectus but are not described as required; (B) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby; or (C) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).  There are no statutes, regulations, off-balance sheet transactions, contingencies or agreements, contracts, indentures, leases or other instruments or documents of a character that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as an exhibit to the Registration Statement or any Incorporated Document that are not described, filed or incorporated as required by the Act or the Exchange Act (and the Pricing Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus).  The statements in the Registration Statement, Prospectus and the Disclosure Package under the heading “Federal Income Tax Considerations” and the statements in the Prospectus and Disclosure Package under the heading “Additional Federal Income Tax Considerations” fairly summarize the matters therein described.

(m)           None of the Company, the Operating Partnership or any of their subsidiaries is:  (A) in violation of (i) its respective articles of incorporation, partnership agreement, operating agreement or by-laws (or analogous governing instruments), (ii) any law, ordinance, administrative or governmental rule or regulation applicable to the Company, the Operating Partnership or any of their subsidiaries, which violation would have a Material Adverse Effect, or (iii) any decree of any court or governmental agency or body having jurisdiction over the Company or its subsidiaries, which violation would have a Material Adverse Effect; or (B) in default in any material respect in the performance of any obligation, agreement, condition or covenant (financial or otherwise) contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company, the Operating Partnership or any of their subsidiaries is a party or by which the Company, the Operating Partnership or any of their subsidiaries or any of their respective properties may be bound, and, to the Company’s knowledge, no such default is expected.  All agreements, contracts or other arrangements that are material to the Company and the Operating Partnership are set forth on Schedule IV of this Agreement (the “Material Agreements”).

(n)           (A) As of the date of this Agreement, the Company owns either directly or indirectly through its subsidiaries, 72 properties (the “Properties”).  To the Company’s knowledge, none of the Company, the Operating Partnership or any of their subsidiaries is in violation of any municipal, state or federal law, rule or regulation concerning any of their Properties, which violation would have a Material Adverse Effect; (B) to the Company’s knowledge, each of the Properties complies with all applicable zoning laws, ordinances and regulations in all material respects and, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of such Properties and will not result in a forfeiture or reversion of title thereof; (C) none of the Company, the Operating Partnership or any of their subsidiaries has received from any governmental authority any written notice of any condemnation of, or zoning change affecting any of, the Properties, and the Company does not know of any such condemnation or zoning change which is threatened and which if consummated would have a Material Adverse Effect; (D) the leases under which the Company or any of its subsidiaries leases the Properties as lessor (the “Leases”) are in full force and effect and have been entered into in the ordinary course of business of such entity, except as would not have a Material Adverse Effect; (E) the Company and each of its subsidiaries has complied with its respective obligations under the Leases in all material respects and the Company does not know of any default by any other party to the Leases which, alone or together with other such defaults, would have a Material Adverse Effect; and (F) all liens, charges, encumbrances, claims or restrictions on or affecting the assets (including the Properties) of the Company and its subsidiaries that are required to be disclosed in the Prospectus are disclosed therein.

(o)           Neither the issuance and sale of the Shares, the execution, delivery or performance of this Agreement by the Company or the Operating Partnership, nor the consummation by the Company or the Operating Partnership of the transactions contemplated hereby (including the application of the proceeds from the sale of the Shares as described in the Disclosure Package and the Prospectus):  (A) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act, the listing of the Shares on the New York Stock Exchange and compliance with the securities or blue sky laws of various jurisdictions), or conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under, the articles of incorporation or by-laws (or analogous governing documents) of the Company, the Operating Partnership or any of their subsidiaries; or (B) except as would not have Material Adverse Effect, conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company, the Operating Partnership or any of their subsidiaries is a party or by which the Company or the Operating Partnership or any properties of the Company or the Operating Partnership or any of their subsidiaries may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company, the Operating Partnership or any of their subsidiaries or any properties of the Company, the Operating Partnership or any of their subsidiaries, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any of their subsidiaries pursuant to the terms of any agreement or instrument to which the Company, the Operating Partnership or any of their subsidiaries is a party or by which the Company, the Operating Partnership or any of their subsidiaries may be bound, or to which any property or assets of the Company, the Operating Partnership or any of their subsidiaries is subject.

(p)           To the Company’s knowledge, Baker Tilly Virchow Krause, LLP, who has certified or shall certify the financial statements and schedules included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus (or any amendment or supplement thereto), is and was, as of the date of this Agreement and during the periods covered by the financial statements on which it reported, an independent registered public accounting firm with respect to the Company as required by the Act and the Exchange Act and the applicable published rules and regulations thereunder and by the Public Company Accounting Oversight Board.

(q)           The historical financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects the financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Registration Statement and the Incorporated Documents at the respective dates or for the respective periods to which they apply.  Such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein.  The other historical financial and statistical information and data included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries.  The pro forma financial statements and other pro forma financial information included, or incorporated by reference in, the Registration Statement, the Pricing Prospectus and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Prospectus, the Pricing Prospectus and the Registration Statement.  The pro forma financial statements included in the Prospectus, the Pricing Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act.  The Company has filed with the Commission all financial statements, together with related schedules and notes, required to be filed pursuant to Regulation S-X under the Act.

(r)           The Company has the corporate power to issue, sell and deliver the Shares as provided herein; the execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity and to the extent that rights to indemnity and contribution hereunder may be limited by federal or state securities laws; the execution and delivery of, and the performance by the Operating Partnership of its obligations under, this Agreement have been duly and validly authorized by the Operating Partnership, and this Agreement has been duly executed and delivered by the Operating Partnership and constitutes the valid and legally binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity and to the extent that rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

(s)           Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), none of the Company, the Operating Partnership or any of their subsidiaries has incurred any liability or obligation (financial or other), direct or contingent, or entered into any transaction (including any off-balance sheet activities or transactions), not in the ordinary course of business, that is material to the Company and its subsidiaries, as a whole, and there has not been any material change in the capital stock, or partnership interests, as the case may be, or material increase in the short-term debt or long-term debt (including any off-balance sheet activities or transactions), of any of the Company, the Operating Partnership or their subsidiaries, or any material adverse change, or any development involving or which may reasonably be expected to involve, a prospective material adverse change, in the condition (financial or other), business, prospects, net worth or results of operations of any of the Company, the Operating Partnership or their subsidiaries.

(t)           The Company, the Operating Partnership and each of their subsidiaries has good and marketable title to all property (real and personal) described in the Disclosure Package and the Prospectus as being owned by each of them (including the Properties), free and clear of all liens, claims, security interests or other encumbrances that would materially and adversely affect the value thereof or materially interfere with the use made or presently contemplated to be made thereof by them as described in the Prospectus, except such as are described in the Registration Statement, the Disclosure Package and the Prospectus, or in any document filed as an exhibit to the Registration Statement, and each property described in the Disclosure Package and the Prospectus as being held under lease by the Company or any of its subsidiaries is held by it under a valid, subsisting and enforceable lease.

(u)           The “significant subsidiaries” of the Company as defined in Section 1-02(w) of Regulation S-X are set forth in Schedule III hereto (the “Significant Subsidiaries”).

(v)           The Company has not distributed and, prior to the later to occur of (x) the Closing Date and (y) completion of the distribution of the Shares, will not distribute, any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Disclosure Package or the Prospectus.  The Company has not, directly or indirectly:  (i) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; or (ii) since the filing of the Registration Statement (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Shares or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(w)           The Company, the Operating Partnership and each of their subsidiaries possess all certificates, permits, licenses, franchises and authorizations of governmental or regulatory authorities (the “permits”) as are necessary to own their respective properties and to conduct their respective businesses in the manner described in the Disclosure Package and the Prospectus, where such failure to possess could have a Material Adverse Effect, subject to such qualifications as may be set forth in the Disclosure Package and the Prospectus.  The Company, the Operating Partnership and each of their subsidiaries has fulfilled and performed all of their respective material obligations with respect to such permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or which would result in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Disclosure Package and the Prospectus.

(x)           The Company, the Operating Partnership and each of their subsidiaries have established and maintain disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and is accumulated and communicated to the Company’s management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; and the Company, the Operating Partnership and each of their subsidiaries maintain a system of internal control over financial reporting sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and which includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, the Operating Partnership and each of their subsidiaries, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures of the Company, the Operating Partnership and each of their subsidiaries are being made only in accordance with the authorization of management, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisitions, use or dispositions of assets that could have a material effect on the financial statements.  The Company’s disclosure controls and procedures have been evaluated for effectiveness as of the end of the period covered by the Company’s most recently filed periodic report on Form 10-Q or 10-K, as the case may be, which precedes the date of the Prospectus and were effective in all material respects to perform the functions for which they were established.  Based on the most recent evaluation of its internal control over financial reporting, the Company was not aware of (i) any material weaknesses in the design or operation of internal control over financial reporting, except as disclosed in the Disclosure Package and the Prospectus, or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.  There has been no change in the Company’s internal control over financial reporting that has occurred during its most recently completed fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, except as disclosed in the Disclosure Package and the Prospectus.

(y)          There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans to insiders and Sections 302 and 906 related to certifications.

(z)           To the Company’s knowledge, none of the Company, the Operating Partnership or any of their subsidiaries nor any employee or agent of the Company, the Operating Partnership or any of their subsidiaries has made any payment of funds of the Company or its subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Disclosure Package or the Prospectus.

(aa)        None of the Company, the Operating Partnership or any of their subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, the Operating Partnership or any of their subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, the Operating Partnership, their subsidiaries and, to the knowledge of the Company, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(bb)        The operations of the Company, the Operating Partnership and their subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Operating Partnership or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(cc)        None of the Company, the Operating Partnership or any of their subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, the Operating Partnership or any of their subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(dd)        No labor problem or dispute with the employees of the Company and/or any of its subsidiaries or, to the Company’s knowledge, any of the Company’s or its subsidiaries’ principal suppliers, contractors or customers, exists, is threatened or imminent that could result in a Material Adverse Effect.  To the Company’s knowledge, no labor problem or dispute with the Company’s or its subsidiaries’ tenants exists, is threatened or imminent that could result in a Material Adverse Effect.

(ee)         Each of the Company, the Operating Partnership and their subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed, which returns are complete and correct, or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect and except as set forth in the Disclosure Package and the Prospectus) and has paid all material taxes required to be paid by it and any material other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith.  The Company has made appropriate provisions in the Company’s financial statements that are incorporated by reference into the Registration Statement (or otherwise described in the Disclosure Package and the Prospectus) in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company, the Operating Partnership and their subsidiaries has not been finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect.

(ff)           No holder of any security of the Company or the Operating Partnership has any right to require registration of the Shares or any other security of the Company or the Operating Partnership because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement, which right has not been waived in connection with the transactions contemplated by this Agreement. The holders of outstanding shares of capital stock of the Company and the Operating Partnership are not entitled to preemptive or other rights to subscribe for the Shares.

(gg)        The Company, the Operating Partnership and their subsidiaries own or possess all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Disclosure Package and the Prospectus as being owned by them or necessary for the conduct of their respective businesses.  The Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company, the Operating Partnership and their subsidiaries with respect to the foregoing that would have a Material Adverse Effect.

(hh)        The Company is not now, and after sale of the Shares to be sold by the Company hereunder and the application of the net proceeds from such sale as described in the Pricing Prospectus and the Prospectus under the caption “Use of Proceeds,” will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(ii)           (i)           To the Company’s knowledge, the Company, the Operating Partnership, their subsidiaries, the Properties and the operations conducted thereon comply and heretofore have complied with all applicable Environmental Laws, and no expenditures are required to maintain or achieve such compliance, except as disclosed in environmental site assessment reports obtained by the Company on or before the date hereof in connection with the purchase of any of the Properties or in a written summary maintained by the Company of the status of ongoing environmental projects at Properties, each of which have been directly provided to the Underwriter or its counsel (collectively, the “Environmental Reports”) and except for those circumstances that have not had and will not have, singly or in the aggregate, a Material Adverse Effect, or as disclosed in the Disclosure Package and the Prospectus.

(ii)           None of the Company, the Operating Partnership or any of their subsidiaries has at any time and, to the Company’s knowledge, no other party has at any time, handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or be pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as defined below) on, to, under or from the Properties, except as disclosed in Environmental Reports, or the Disclosure Package and the Prospectus and except for those circumstances that have not had and will not have a Material Adverse Effect.  None of the Company, the Operating Partnership or any of their subsidiaries intends to use the Properties or any subsequently acquired properties for the purpose of handling, burying, storing, retaining, refining, transporting, processing, manufacturing, generating, producing, spilling, seeping, leaking, escaping, leaching, pumping, pouring, emitting, emptying, discharging, injecting, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials; provided, however, the tenants of the Company and the Operating Partnership may use Properties for their intended purpose, which may involve the handling, storing and transporting of Hazardous Materials.

(iii)           To the Company’s knowledge, no seepage, leak, escape, leach, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials into any surface water, groundwater, soil, air or other media on or adjacent to the Properties has occurred, is occurring or is reasonably expected to occur, except as is disclosed in the Environmental Reports or the Disclosure Package and the Prospectus, and except for those circumstances that will not have a Material Adverse Effect.

(iv)           None of the Company, the Operating Partnership or any of their subsidiaries has received written notice from any Governmental Authority or other person of, or has knowledge of, any occurrence or circumstance which, with notice, passage of time, or failure to act, would give rise to any claim against the Company, the Operating Partnership or any of their subsidiaries under or pursuant to any Environmental Law or under common law pertaining to Hazardous Materials on or originating from the existing Properties or any act or omission of any party with respect to the existing Properties, except as disclosed in the Environmental Reports, or the Disclosure Package and the Prospectus and except for those circumstances that will not have a Material Adverse Effect.

(v)           To the Company’s knowledge, none of the Properties is included or proposed for inclusion on any federal, state, or local lists of sites which require or might require environmental cleanup, including, but not limited to, the National Priorities List or CERCLIS List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency or any analogous state list, except as is disclosed in the Environmental Reports or the Disclosure Package and the Prospectus and except for those circumstances that will not have a Material Adverse Effect.

(vi)           In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus.

As used herein, “Hazardous Material” shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials, asbestos, polychlorinated biphenyls (“PCBs”), petroleum products and by-products and substances defined or listed as “hazardous substances,” “toxic substances,” “hazardous waste,” or “hazardous materials” in any Federal, state or local Environmental Law.

As used herein, “Environmental Law” shall mean all laws, common law duties, regulations or ordinances (including any orders or agreements) of any Federal, state or local governmental authority having or claiming jurisdiction over any of the Properties (a “Governmental Authority”) that are designed or intended to protect the public health and the environment or to regulate the handling of Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) (“CERCLA”), the Hazardous Material Transportation Act, as amended (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251 et seq.), and the Clean Air Act, as amended (42 U.S.C. Section 7401 et seq.), and any and all analogous state or local laws.

(jj)           Commencing with its taxable year ended December 31, 1994, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”), and the Company’s current and proposed method of operations as described in the Registration Statement, the Disclosure Package and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2010 and thereafter.  No transaction or other event has occurred that would reasonably be expected to cause the Company to not be able to qualify as a REIT for its taxable year ending December 31, 2010 or future taxable years.

(kk)        The Company, the Operating Partnership and each of their subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged and the value of their properties.  All policies of insurance and fidelity or surety bonds insuring the Company, the Operating Partnership or any of their subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect.  The Company, the Operating Partnership and each of their subsidiaries are in compliance with the terms of such policies and instruments in all material respects and there are no claims by the Company, the Operating Partnership or any of their subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except as would not have a Material Adverse Effect.  None of the Company, the Operating Partnership or any of their subsidiaries has been refused any insurance coverage sought or applied for, and the Company does not have any reason to believe that the Company, the Operating Partnership and each of their subsidiaries will not be able to renew its respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a cost that would not have a Material Adverse Effect.

(ll)           The Company, the Operating Partnership and their subsidiaries have title insurance on each of the Properties owned in fee simple in amounts at least equal to the cost of acquisition of such property; with respect to an uninsured loss on any of the Properties, the title insurance shortfall would not have a Material Adverse Effect.

(mm)      No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s assets or property to the Company or any other subsidiary of the Company, except as described in the Disclosure Package and the Prospectus.

(nn)        There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares.

(oo)        Each of the Company and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its subsidiaries are eligible to participate.  Each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations.  Neither the Company nor any of its subsidiaries has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

(pp)        To the knowledge of the Company, no stock options awards granted by the Company have been retroactively granted, or the exercise or purchase price of any stock option award determined retroactively.

(qq)        The Company’s authorized capitalization is as set forth in the Registration Statement, the Disclosure Package and the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus; the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued in compliance with all Federal and state securities laws, and are fully paid and non-assessable.

(rr)           Application has been made to list the Shares on the New York Stock Exchange.

7.           Indemnification and Contribution.

(a)           The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless the Underwriter, the directors, officers, employees, affiliates and agents of the Underwriter and each person who controls the Underwriter, within the meaning of either the Act or the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Prospectus, the Prospectus or the Disclosure Package; or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Company and Operating Partnership, jointly and severally, agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Operating Partnership will not be liable in any such case arising in connection with this Section 7 to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company or the Operating Partnership by or on behalf of the Underwriter specifically for inclusion therein.  This indemnity agreement will be in addition to any liability, which the Company and the Operating Partnership may otherwise have.

(b)           The Underwriter agrees to indemnify and hold harmless the Company and each of its directors, the Operating Partnership and each of the Company’s officers who signs the Registration Statement, and each person who controls the Company or the Operating Partnership within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Operating Partnership to the Underwriter, but only with reference to written information relating to the Underwriter furnished to the Company or the Operating Partnership by or on behalf of the Underwriter in writing specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability, which the Underwriter may otherwise have.  The Company acknowledges that the only information furnished in writing by or on behalf of the Underwriter for inclusion in any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus is as set forth in Section 12 hereof.

(c)           Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party:  (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if:  (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall in writing authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  In no event will the indemnifying parties be liable for the fees, costs or expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise, or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action), unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (y) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to, or insufficient to hold harmless, an indemnified party for any reason, the Company and the Operating Partnership, on the one hand, and the Underwriter, on the other, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company, the Operating Partnership and the Underwriter may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and by the Underwriter, on the other, from the offering of the Shares; provided, however, that in no case shall the Underwriter  be responsible for any amount in excess of the underwriting discount or commission applicable to the Shares purchased by the Underwriter hereunder.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriter shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and of the Underwriter, on the other, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriter shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus.  Relative fault shall be determined by reference to, among other things:  (i) whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or the Operating Partnership, on the one hand, or the Underwriter, on the other; (ii) the intent of the parties and their relative knowledge; (iii) access to information; and (iv) the opportunity to correct or prevent such untrue statement or omission.  The Company, the Operating Partnership and the Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 7, each person who controls the Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Underwriter shall have the same rights to contribution as the Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

8.           Conditions of Underwriter’s Obligations.  The obligations of the Underwriter to purchase the Shares hereunder are subject to the following conditions:

(a)           (i)  The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); the final term sheet contemplated by Section 5(b) hereto and any other material required to be filed by the Company pursuant to Rule 433(d) shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 and (ii) any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable  satisfaction of the Underwriter.

(b)           Subsequent to the Execution Time, or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereto), the Disclosure Package and the Prospectus (exclusive of any amendment thereof), there shall not have occurred:  (i) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business, properties, net worth, or results of operations of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in the Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), the effect of which, in the sole judgment of the Underwriter is so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendments thereto), the Disclosure Package and the Prospectus (exclusive of any supplement thereto); or (ii) any event or development relating to or involving the Company and its subsidiaries or any officer or director of the Company and its subsidiaries which makes any statement made in the Disclosure Package or the Prospectus untrue or which, in the opinion of the Company and its counsel or the Underwriter and its counsel, requires the making of any addition to or change in the Disclosure Package in order to state a material fact required by the Act or any other law to be stated therein, or necessary in order to make the statements therein not misleading, if amending or supplementing the Disclosure Package to reflect such event or development would, in the opinion of the Underwriter, adversely affect the market for the Shares.

(c)           The Underwriter shall have received on the Closing Date and, if applicable, each Option Closing Date an opinion and tax opinion of DLA Piper LLP (US), counsel for the Company, dated as of such date and addressed to the Underwriter, to the effect set forth on Exhibit C and Exhibit D, respectively.

(d)           The Underwriter shall have received on the Closing Date and, if applicable, each Option Closing Date an opinion of Hunton & Williams LLP, counsel for the Underwriter, dated as of such date and addressed to the Underwriter with respect to such matters as the Underwriter may request.

(e)           The Underwriter shall have received letters addressed to the Underwriter and dated as of the date hereof, the Closing Date and, if applicable, each Option Closing Date from Baker Tilly Virchow Krause, LLP, an independent registered public accounting firm, substantially in the form heretofore approved by the Underwriter; provided that the letter delivered on the Closing Date or any applicable Option Closing Date shall use a “cut-off” date no more than three (3) Business Days prior to the Closing Date or such Option Closing Date, as the case may be.

(f)           (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date or any Option Closing Date; (ii) there shall not have been any change in the capital stock of the Company nor any material increase in the short-term or long-term debt (including any off-balance sheet activities or transactions) of the Company and its subsidiaries (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement, the Disclosure Package or the Prospectus (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement, the Disclosure Package and Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company or its subsidiaries; (iv) the Company and its subsidiaries shall not have any liabilities or obligations (financial or other), direct or contingent (whether or not in the ordinary course of business), that are material to the Company or its subsidiaries, other than those reflected in the Registration Statement or the Disclosure Package and the Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company and the Operating Partnership contained in this Agreement shall be true and correct at and as of the Execution Time and on and as of the Closing Date and each Option Closing Date as if made at and as of such time or on and as of such date, and the Underwriter shall have received a certificate, dated the Closing Date and each Option Closing Date and signed by either the chief executive officer or chief operating officer and the chief financial officer of the Company (or such other officers as are acceptable to the Underwriter), to the effect set forth in this Section 8(f) and in Section 8(g) hereof.

(g)           The Company shall not have failed at or prior to the Closing Date and each Option Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder, at or prior to the Closing Date and each Option Closing Date.

(h)           Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i)           The Company shall have completed all required filings with the New York Stock Exchange and other necessary actions in order to cause the Shares to be listed and admitted and authorized for trading on the New York Stock Exchange, subject only to notice of issuance.

(j)           On or about the date of this Agreement, but in no event later than the Closing Date, the Underwriter shall have received “lock-up” agreements relating to sales and  certain other dispositions of shares of Common Stock or certain other securities, each  substantially in the form of Exhibit B attached hereto, from the persons set forth on Schedule V attached hereto, and all of such “lock-up” agreements shall be in full force and effect on the Closing Date and, if applicable, each Option Closing Date.

(k)           The Company shall have furnished or caused to be furnished to the Underwriter such further certificates and documents as the Underwriter shall have reasonably requested.

Any certificate or document signed by any officer of the Company or the general partner of the Operating Partnership and delivered to the Underwriter, or to counsel for the Underwriter, shall be deemed a representation and warranty by the Company or the Operating Partnership, as the case may be, to the Underwriter as to the statements made therein.

If any of the conditions specified in this Section 8 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriter and its counsel, this Agreement and all obligations of the Underwriter hereunder may be canceled by the Underwriter at, or at any time prior to, the Closing Date or any Option Closing Date, with respect to any Option Shares remaining to be purchased.  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

With respect to the Closing Date and each Option Closing Date, the documents required to be delivered by this Section 8 shall be delivered at the offices of Hunton & Williams LLP, Attn:  Andrew A. Gerber, Esq., counsel for the Underwriter, at 101 South Tryon Street, Suite 3500, Charlotte, North Carolina on or prior to such date.

9.           Expenses.  The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by the Company of its obligations hereunder:  (i) the preparation, printing or reproduction, and filing with the Commission of the registration statement (including financial statements and exhibits thereto), each Preliminary Prospectus, if any, the Prospectus, each Issuer Free Writing Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the registration statement, each Preliminary Prospectus, the Prospectus, each Issuer Free Writing Prospectus, the Incorporated Documents, and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or other taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental blue sky memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriter relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental blue sky memoranda and such registration and qualification); (vi) the filing fees and the fees and expenses of counsel for the Underwriter in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc.; (vii) the transportation and other expenses incurred by or on behalf of  Company representatives in connection with presentations to prospective purchasers of the Shares; and (viii) the fees and expenses of the Company’s accountants and counsel (including local and special counsel) for the Company).

10.           Termination of Agreement.  This Agreement shall be subject to termination in the absolute discretion of the Underwriter, without liability on the part of the Underwriter to the Company, by notice to the Company, if, prior to the Closing Date:  (i) there shall have occurred any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business, properties, net worth, or results of operations of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as specifically addressed in the Disclosure Package or the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), the effect of which, in the sole judgment of the Underwriter, is so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendments thereto) and the Prospectus (exclusive of any supplement thereto); (ii) there shall have occurred any downgrading in the rating of any debt securities or preferred stock of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) trading in the Company’s common stock or outstanding preferred stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market shall have been suspended or materially limited; (iv) a general moratorium on commercial banking activities in New York or Florida shall have been declared by either federal or state authorities; (v) the Company or any of its subsidiaries shall have sustained a substantial loss by fire, flood, accident or other calamity which renders it impracticable, in the reasonable judgment of the Underwriter, to consummate the sale of the Shares and the delivery of the Shares by the Underwriter at the initial public offering price; or (vi) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the sole judgment of the Underwriter, impracticable or inadvisable to commence or continue the offering as contemplated by the Registration Statement (exclusive of any amendments thereto) and the Prospectus (exclusive of any supplement thereto).  Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

11.           Information Furnished by the Underwriter.  The statements in the third, twelfth, thirteenth, fourteenth and fifteenth paragraphs under the heading “Underwriting” in any Preliminary Prospectus and in the Prospectus Supplement, constitute the only information furnished by or on behalf of the Underwriter as such information is referred to in the last sentence of Section 6(b) and Section 7(b) hereof.

12.           Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company, the Operating Partnership or any of their officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or the Company, the Operating Partnership or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares.  The provisions of Sections 5(k), 7 and 9 hereof shall survive the termination or cancellation of this Agreement.

13.           Absence of Fiduciary Relationship.  Each of the Company and Operating Partnership acknowledges and agrees that:

(a)           the Underwriter has been retained solely to act as underwriter in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and the Operating Partnership and the Underwriter has been created in respect of any of the transactions contemplated by this Agreement or the process leading thereto, irrespective of whether the Underwriter has advised or is advising the Company and the Operating Partnership on other matters;

(b)           the price of the Shares set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Underwriter, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)           it has been advised that the Underwriter and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Operating Partnership and that the Underwriter has no obligation to disclose such interests and transactions to the Company and the Operating Partnership by virtue of any fiduciary, advisory or agency relationship; and

(d)           it waives, to the fullest extent permitted by law, any claims they may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty.

14.           Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter, will be mailed, delivered or telefaxed to Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, FL  33716 (facsimile 727-567-8058), Attention:  Brad Butcher; or, if sent to the Company, will be mailed, delivered or telefaxed to the office of the Company at 31850 Northwestern Highway, Farmington Hills, MI  48334 (facsimile 248-737-9110), Attention: Kenneth Howe.

15.           Successors.  This Agreement has been made solely for the benefit of the Underwriter, the Company, the Operating Partnership, their directors and officers, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person shall acquire or have any right under or by virtue of this Agreement.  Neither the term “successor” nor the term “successors and assigns” as used in this Agreement shall include a purchaser from the Underwriter of any of the Shares in his status as such purchaser.

16.           Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Operating Partnership and the Underwriter, or any of them, with respect to the subject matter hereof.

17.           Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18.           Waiver of Jury Trial.  The Company, the Operating Partnership and the Underwriter hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.           Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement.

20.           Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

21.           Definitions.  The terms that follow, when used in this Agreement, shall have the meanings indicated:

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424” and “Rule 433” refer to such rules under the Act.

[Signature page follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Operating Partnership and the Underwriter.

Very truly yours,

AGREE REALTY CORPORATION

By:	/s/ Kenneth R. Howe
Name:	Kenneth R. Howe
Title:	Vice President, Finance

AGREE LIMITED PARTNERSHIP

By: AGREE REALTY CORPORATION

	By:	/s/ Kenneth R. Howe
	Name:	Kenneth R. Howe
	Title:	Vice President, Finance

Accepted and agreed to as of
the date first above written:

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Kent Nelson
Title:	Kent Nelson
Managing Director

[Signature Page to Underwriting Agreement for Shares of Common Stock]

SCHEDULE I

AGREE REALTY CORPORATION

Underwriter	Number of Firm Shares to be Purchased	Number of Option Shares to be Purchased
Raymond James & Associates, Inc.	1,300,000	195,000
Total	1,300,000	195,000